EXHIBIT 99.1

At Photon Dynamics:

So-Yeon Jeong

Investor Relations Manager

soyeon.jeong@photondynamics.com

408.360.3561

PHOTON DYNAMICS REPORTS FIRST QUARTER FISCAL 2004 FINANCIAL RESULTS

San Jose, CA (January 28, 2004) — Photon Dynamics, Inc. (Nasdaq:PHTN), a leading supplier of integrated yield management solutions for the flat panel display market, today reported financial results for the first quarter of fiscal 2004.

Revenue for the first quarter of fiscal 2004 increased by 28 percent to $24.5 million compared to $19.2 million for the first quarter of fiscal 2003. The net income for the current quarter was $1.0 million, or $0.06 per share, compared to a net loss of $25.0 million, or $1.55 per share, for the first quarter of fiscal 2003.

The results of operations for the first quarter of 2004 included a charge for goodwill impairment of $0.7 million, of which $0.3 million related to the rapid thermal processing business and $0.4 million related to the inverter business. The results of operations also included a charge for impairment of intangible assets of $2.1 million, of which $1.9 million related to the rapid thermal processing business and $0.2 million related to the inverter business, and a charge for impairment of fixed assets of $0.2 million related to the inverter business. During the quarter, business conditions in these two areas led management to limit further investment and to record the impairment charges. Additionally, the other income and expenses of $3.8 million for the first quarter of 2004 included; interest income, the loss on foreign exchange and a one-time technology license fee from a litigation settlement.

Bookings for the first quarter of fiscal 2004 were $42.1 million, and the company posted a backlog of $64.0 million at the end of the first quarter of fiscal 2004. Bookings and backlog are not necessarily indicative of future revenue. “The strong bookings in this and the prior quarter reinforced our customers’ capital equipment investment commitment. Looking forward, bookings may fluctuate on a quarter-to-quarter basis. Our confidence in the long-term growth prospects of the LCD market continues to remain high,” stated Jeff Hawthorne, president and chief executive officer.

Cash and short-term investments at December 31, 2003 were $112.6 million compared to $116.5 million at September 30, 2003. The decrease in cash was primarily due to funding the leasehold improvements in our new facility, an increase in working capital required for accounts receivable and inventories, partially offset by operating profits, collection of escrow funds related to the rapid thermal processing business and collection of a one-time technology license fee from a litigation settlement.

Richard Okumoto, chief financial officer, stated “We continue to make progress on our product cost reduction initiatives and have experienced improvement in our gross margins. Our operating expenses reflected both higher legal costs associated with closing our patent litigation work and higher sales commissions due to the large bookings for the quarter. We will continue our focus on controlling expenses.” Okumoto added, “In January we moved into our new facility and we are currently in the process of adding manufacturing capacity to meet our bookings growth.”

The company estimates revenue for the second quarter of fiscal 2004 to be relatively flat with that of the first quarter, with an earnings per share range, on a GAAP basis, from $0.05 to $0.13 per share.

Earnings Conference Call

The company will host a quarterly conference call on January 28, 2004 at 1:30 pm PST. To access the conference call in the US or Canada, dial (800) 314-7867. For all international calls, dial (719) 867-0640. Both numbers will use confirmation code 700638.

A digital replay will be available on Photon Dynamic’s website at www.photondynamics.com under ‘presentation/conference call’ in the ‘investors’ section of the website two hours after the conclusion of the conference call until the company’s next earnings call. You may access a telephone replay by dialing (719) 457-0820 or (888) 203-1112 and entering confirmation code 700638.

About Photon Dynamics, Inc.

Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. For more information about Photon Dynamics, visit its Web site at www.photondynamics.com.

Safe Harbor Statement

The statement in this press release relating to Photon Dynamics’ estimated financial results for the second quarter of fiscal 2004 is a forward-looking statement. This forward-looking statement is based on current expectations on the date of this press release and involves a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: the current economic downturn has created substantial economic uncertainty, which may cause consumers to purchase products containing flat panel displays at a rate lower than Photon Dynamics expects, and therefore Photon Dynamics’ customers to reduce investments in Photon Dynamics’ products below that which Photon Dynamics projects until the markets become more certain; current economic conditions may cause an increase in competitive pricing pressures; the risk of the introduction of competing products having technological and/or pricing advantages; and adverse product reliability or performance conditions. As a result, Photon Dynamics’ actual results may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “ Factors Affecting Operating Results” in Photon Dynamics’ Annual Report on Form 10-K as filed on December 24, 2003 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Photon Dynamics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	DECEMBER 31, 2003	SEPTEMBER 30, 2003
Current assets:
Cash, cash equivalents and short-term investments	$112,632	$116,469
Accounts receivable, net	15,374	10,402
Inventories	10,866	9,887
Other current assets	3,502	6,449

Total current assets	142,374	143,207

Land, property and equipment, net	16,176	12,298
Other assets	3,109	3,002
Intangible assets, net	604	2,894
Goodwill	153	518

Total assets	$162,416	$161,919

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,636	$4,239
Other current liabilities	9,808	10,605
Deferred gross margin	1,651	2,739

Total current liabilities	16,095	17,583

Other liabilities	140	193

Shareholders’ equity:
Common stock	280,777	279,417
Accumulated deficit	(134,916)	(135,872)
Accumulated other comprehensive income	320	598

Total shareholders’ equity	146,181	144,143

Total liabilities and shareholders’ equity	$162,416	$161,919

Photon Dynamics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenue	$24,499	$19,162

Cost of revenue	13,412	11,569

Gross margin	11,087	7,593

Operating expenses:
Research and development	5,810	4,487
Selling, general and administrative	4,598	3,068
Goodwill impairment charge	665	—
Impairment of purchased intangibles	2,089	—
Impairment of fixed assets	234	—
Acquired in-process research and development	—	1,849
Amortization of intangible assets	201	260

Total operating expenses	13,597	9,664

Loss from operations	(2,510)	(2,071)

Interest income and other, net	3,781	824

Income (loss) from continuing operations before taxes	1,271	(1,247)
Provision for income taxes	362	11

Income (loss) from continuing operations	909	(1,258)
Income (loss) from discontinued operations	47	(23,760)

Net income (loss)	$956	$(25,018)

Net income (loss) per share from continuing operations:
Basic	$0.06	$(0.08)

Diluted	$0.05	$(0.08)

Net income (loss) from discontinued operations:
Basic	$0.00	$(1.47)

Diluted	$0.00	$(1.47)

Net income (loss) per share:
Basic	$0.06	$(1.55)

Diluted	$0.06	$(1.55)

Weighted average number of shares:
Basic	16,461	16,156
Diluted	17,174	16,156

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